Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

94-1347393

(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip Code)

Wells Fargo & Company Law Department

Trust Section

MAC N9305-175

Sixth Street and Marquette

Avenue, 17th Floor Minneapolis, MN 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

eBay Inc.

(Issuer with respect to the Securities)

Delaware	77-0430924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2025 Hamilton Avenue San Jose, CA	95125
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None with respect to the trustee.

Items 3-14.	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 15.	FOREIGN TRUSTEE. Not applicable.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

Exhibit 1. A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3. A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4. A copy of the existing by-laws now in effect.*

Exhibit 5. Not applicable.

Exhibit 6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

Exhibit 7. Report of Condition of the Trustee as of September 30, 2019, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8. Not applicable.

Exhibit 9. Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015, of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 12th of February, 2020.

By:	/s/ Casey Boyle
Casey Boyle
Assistant Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, WELLS FARGO BANK, NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 12, 2020

By:	/s/ Casey Boyle
Casey Boyle
Assistant Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2019, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$21,819
Interest-bearing balances		126,048
Securities:
Held-to-maturity securities		153,090
Available-for-sale securities		256,989
Equity Securities with readily determinable fair value not held for trading		88
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		59
Securities purchased under agreements to resell		53,437
Loans and lease financing receivables:
Loans and leases held for sale		19,103
Loans and leases, net of unearned income	919,591
LESS: Allowance for loan and lease losses	9,447
Loans and leases, net of unearned income and allowance		910,144
Trading Assets		56,501
Premises and fixed assets (including capitalized leases)		11,921
Other real estate owned		424
Investments in unconsolidated subsidiaries and associated companies		12,970
Direct and indirect investments in real estate ventures		109
Intangible assets		35,577
Other assets		50,269

Total assets		$1,708,548

LIABILITIES
Deposits:
In domestic offices		$1,316,045
Noninterest-bearing	411,339
Interest-bearing	904,706
In foreign offices, Edge and Agreement subsidiaries, and IBFs		52,470
Noninterest-bearing	753
Interest-bearing	51,717
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		4,078
Securities sold under agreements to repurchase		4,992